Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premium Income Municipal Opportunity Fund f/k/a
Nuveen Insured Premium Income Municipal Fund 2
811-07792

A special meeting of shareholders was held in the offices of Nuveen Investments on December 14, 2012;
at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The special meeting was subsequently adjourned to January 24, 2012.

Final voting results for January 24, 2013 are as follows:

<c> Common and Preferred shares
voting together as a class
<c> Preferred shares
To approve an Agreement and Plan of
 Reorganization.


   For
                  19,391,175
                        1,790
   Against
                    1,057,501
                              -
   Abstain
                       900,959
                           400
      Total
                  21,349,635
                        2,190




Proxy materials are herein
incorporated by reference
to the SEC filing on October 30,
2012, under
Conformed Submission Type
Form N-14 8C, accession
number 0001193125-12-441693.